Exhibit 4.1

                             AMENDMENT NO. 2 TO THE
                                RIGHTS AGREEMENT

     This Amendment to the Rights Agreement, dated as of February 15, 2005, is made by and between Level 3 Communications, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, NA (formerly known as Norwest Bank Minnesota, N.A.), a Delaware corporation (the "Rights Agent"), and further amends the Rights Agreement, dated as of May 29, 1998, between the Company and the Rights Agent (the "Rights Agreement").

                                    RECITALS

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary, desirable and in the best interest of the Company and its stockholders, and the Company and the Rights Agent desire to evidence such amendment in writing.

     NOW, THEREFORE, the Company and the Rights Agent agree as follows:

     1. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

     (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on February 17, 2005 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date") .

2.       Miscellaneous.

     (a) Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings assigned to them in the Rights Agreement.

     (b) Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Agreement.

     (c) This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one end and the same document.
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     (d) Except as expressly  provided herein, the Rights Agreement is not being amended, modified or supplemented in any respect, and it remains in full force and effect.

     (e) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     (f) This Amendment shall be deemed effective as of the date first written above, as if executed on such date.



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     IN WITNESS  WHEREOF,  the parties have caused this  Amendment to the Rights
Agreement to be duly executed as of the day and year first written above.


                                           LEVEL 3 COMMUNICATIONS, INC.


                                           By: /s/ Thomas C. Stortz
                                               Name:  Thomas C. Stortz
                                               Title:  Executive Vice President


                                           WELLS FARGO BANK, NA


                                           By: /s/ Barbara M. Novak
                                              Name:  Barbara M. Novak
                                              Title:  Vice President